UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 4, 2018

____________________________

ChineseInvestors.com, Inc.

(Exact name of registrant as specified in its charter)

____________________________

Indiana	000-54207	35-2089868
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

227 W. Valley Blvd. #208A, San Gabriel, CA		91776
(Address of principal executive offices)		(Zip Code)

(626) 589-2468

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfying the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

The Company has elected to extend the time of the Private Placement of its Series D-2017 Convertible Preferred Stock through January 24, 2019 or until the placement is fully subscribed, if earlier. As of May 1, 2018, the Company had issued 5,933,050 shares of its Series D-2017 Convertible Preferred Stock for an aggregate investment of $5,933,050.

The Company has determined to issue a simple agreement for future tokens or SAFT in which the Company will agree to issue cryptocurrency to all investors subscribing for Series D-2017 shares, including past Series D-2017 investors in the event that the Company completes an initial coin offering or an initial securities offering of cryptocurrency within the time frame specified in the SAFT.

Item 8.01 Other Events

In March 2018 the Chinese Government temporarily banned all alcohol sales while annual congressional meetings were taking place, including sales via Today's Headlines, the internet sales platform that the Company’s wholly owned foreign enterprise (WOFE) in China and its subsidiaries were using for their on-line sales which accounted for virtually all of their business.

After the ban on alcohol sales was lifted, in April 2018, the government prevented new subscribers from downloading the Today's Headlines mobile application pending its investigation of consumer complaints about some sellers marketing counterfeit or fake products on the site. During this investigation, limited data was provided by Today's Headlines to existing sellers to allow them to run advertisements to reach the platform's existing subscribers.

Currently, new users can now download the mobile application, and although the governmental investigation did not target the Company's baiju products being sold online, the Company's sales for the last two weeks of April were extremely low and this decline in sales is anticipated to continue until the platform once again begins providing sufficient data to sellers to allow them to run new advertisements. It is not certain when this will happen; therefore, the Company cannot specifically determine when it will be in a position to reach its previously projected sales goals.

In order to reach a larger market and meet or increase the previously projected sales revenues, the Company is looking to establish a new sales channel on the Today's Headline platform in the Chengdu area, covering southwest China. The Company's current sales channel targets eastern China, including Shanghai.

The WOFE and its subsidiaries were to be the subject of the planned spinoff scheduled for May 31, 2018. Because the companies to have been spun off have had their principal source of revenue virtually eliminated as indicated above, at least for the time being, conducting the spinoff at this time is not economically indicated. The Company is informed and believes that its sales channel will resume normal operations in the near future.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 7, 2018

ChineseInvestors.com, Inc.

By: /s/ Wei Wang

Name: Wei Wang

Title: Chief Executive Officer

3